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                                                                   Exhibit 10(c)


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (this "Agreement") has been made as of April 1, 1999 by and between TRANSMATION, INC., an Ohio corporation (the "Corporation"), and ERIC W. MCINROY (the "Employee").

         The parties hereby as follows:


         1. MUTUAL AGREEMENT OF THE PARTIES. The Corporation hereby agrees to continue to employ the Employee, and the Employee hereby agrees to accept such continued employment, for the period and on the terms and conditions set forth in this Agreement.

         2. TERM OF EMPLOYMENT.

            (a) TERM. The term of this Agreement and of the Employee's employment hereunder (the "Term") shall commence on the date hereof and shall expire on March 31, 2000, subject to the further provisions of Section 2(b) hereof and in all cases subject to earlier termination as provided by Section 9 hereof. As used herein, the term "Year" shall mean any period during the Term commencing on April 1 and ending on the next succeeding March 31.

            (b) RENEWAL. On April 1, 2000, the Term shall renew for one Year and expire on March 31, 2001 if each party shall have given the other, on or before February 1, 2000, written notice that the Term shall renew. If such notice is not given by each party, then the Term shall expire on March 31, 2000.

         3. AUTHORITY AND DUTIES. During the Term the Employee shall be the President and Chief Executive Officer of the Corporation. As such, he shall: (i) report and be responsible to the Board of Directors of the Corporation (the "Board of Directors"); (ii) be responsible for all of the business and operations of the Corporation, except for those responsibilities which have been delegated to the Chairman of the Board of the Corporation pursuant to an employment agreement of even date herewith between the Corporation and the Chairman of the Board; and (iii) have and exercise such powers and authority as are customarily enjoyed by a president and chief executive officer of a corporation, subject only to direction by the Board of Directors. The Employee shall devote his full business time, attention and energies to the affairs of the Corporation, and shall use his best efforts to promote its best interests.

         4. COMPENSATION. During the Term the Corporation shall pay to the Employee, and the Employee shall accept, as compensation for his services rendered under this Agreement, the compensation provided by this Section 4.



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            (a) SALARY. The Corporation shall pay the Employee a cash salary at the rate of $210,000 per Year. Such salary shall be payable at such intervals (but not less often than bi-weekly or semi-monthly) as the Corporation pays the salaries of other senior executives during the Term.

            (b) ANNUAL BONUS. The Corporation shall pay the Employee, in respect of each Year during the Term, a bonus paid under and pursuant to the terms of the Corporation's Annual Executive Bonus Plan adopted by the Board of Directors (as recommended by the Compensation and Benefits Committee thereof) for that Year.

         5. BENEFITS.  During the Term:

            (a) VACATION. The Employee shall be entitled to the same amount of paid vacation time per annum as the Corporation provides its other senior executives.

            (b) AUTOMOBILE ALLOWANCE. The Corporation shall provide the Employee with an automobile allowance in the amount of $1,000 per month.

            (c) CLUB MEMBERSHIP. The Corporation shall, at its expense, provide the Employee with membership in one country club of his choosing.

            (d) OTHER BENEFITS. The Corporation shall, at its expense, provide in the name and for the benefit of the Employee and his designated beneficiaries all fringe benefit plans and programs which the Corporation then provides for its senior executives. Nothing contained herein shall be deemed to restrict or limit the right of the Corporation at any time to modify, amend or terminate any or all such fringe benefit plans and programs.

         6. BUSINESS EXPENSES. The Corporation shall pay or reimburse the Employee for all reasonable travel and other expenses incurred or paid by him in connection with the performance of his duties under this Agreement, upon presentation to the Corporation of expense statements or vouchers and such other supporting documentation as it may, from time to time, reasonably require; provided, however, that the amount available for such expenses may, at any time or from time to time, be fixed in advance by the Board of Directors.

         7. NON-COMPETITION. The Employee agrees that during the Term he shall not, without the express written consent of the Corporation, engage directly or indirectly (whether by means of stock ownership or otherwise) in any business which is in competition, directly or indirectly, with the business of the Corporation. A direct or indirect investment by the Employee in less than 5 percent of the total capital of any such competitive enterprise or business whose stock is publicly traded shall not be deemed a violation of this Section 7.

         8. CONFIDENTIALITY. The Employee acknowledges that in the course of his employment by the Corporation he has had and will have access to confidential information relating to the business and affairs of the Corporation, including without limitation information relating to business ideas, trade secrets, product development, secret processes, plans

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and/or materials, statistical information and customer lists. The Employee agrees that he will not, either during the Term or after its expiration, without the prior express written consent of the Corporation, disclose, divulge, furnish, release or otherwise make available to any person or entity any of such confidential information, except for: (a) disclosures made, in furtherance of the Corporation's interests, with the approval or at the direction of investment bankers retained by the Corporation, and (b) disclosures of information which, through no breach of the Employee's obligations under this Section 8, is no longer confidential.

         9. TERMINATION; SEVERANCE.

            (a) TERMINATION. This Agreement and the Employee's employment hereunder shall terminate at the close of business on the earliest of the following dates:

                (i) the applicable date of expiration of the Term provided by
         Section 2 hereof; or

                (ii) the date of the Employee's death; or

                (iii) the thirtieth day following the date on which the Corporation receives written notice of the Employee's termination of this Agreement; or

                (iv) the thirtieth day following the date on which the Employee receives written notice of the Board of Directors' termination of this Agreement with or without "Cause" (as defined in Section 9(b) hereof).

            (b) CAUSE FOR TERMINATION. For purposes of this Agreement, the term "Cause" shall mean a reasonable determination by vote of a majority of the members of the Board of Directors then holding office (other than the Employee if he shall then be a director) that one of the following conditions exists or one of the following events has occurred:

                (i) the willful misconduct or gross negligence of the Employee in connection with the performance of his duties hereunder; or

                (ii) the Employee's conviction of any crime or offense involving money, property or personnel of the Corporation, or of any other crime which constitutes a felony; or

                (iii) the Employee's use, possession or being under the influence of any narcotic or controlled substance while at work, or his being under the influence of any alcoholic beverage while at work.

            (c) SEVERANCE PAYMENT IF TERMINATION WITHOUT CAUSE. In the event that the Board of Directors shall terminate this Agreement without Cause, the Corporation shall pay to the Employee as severance an amount equal to the total compensation (including without limitation salary, bonuses (if any), benefits and compensation (if any) in the form of

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stock or options to purchase stock) payable to the Employee by the Corporation during the 12 months immediately preceding the date of termination specified in
Section 9(a)(iv) hereof (the "Termination Date"). Such severance amount shall be paid to the Employee in cash within 30 days following the Termination Date unless and to the extent that the Employee determines otherwise. For purposes of calculating the cash amount of such severance payment, any such compensation that had been payable to the Employee other than in cash shall be valued at its fair market value on the date it was payable.

         10. IN GENERAL.

             (a) BINDING OBLIGATION. This Agreement shall be binding upon and shall inure to the benefit of the Employee and his personal representatives, and the Corporation and its successors and assigns, including without limitation any successor to the business of the Corporation, whether by way of merger, reorganization, transfer of assets or otherwise. The term "Corporation" as used herein shall include such successors and assigns.

             (b) NOTICES. Any notice required or permitted by this Agreement shall be given by hand or by certified mail, return receipt requested, addressed to the Corporation at its then principal office, or to the Employee at his then residence address, or to either party at such other address as it or he may from time to time specify for the purpose in a notice similarly given to the other party.

             (c) APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

             (d) ENTIRE AGREEMENT, ETC. This Agreement contains the entire understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, between the parties with respect to the subject matter hereof, including that certain Employment Agreement dated as of April 1, 1998. No modification of this Agreement shall be valid unless it is in writing and signed by the Corporation and by the Employee. A waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition.


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         IN WITNESS WHEREOF, the parties have duly executed and delivered this
Agreement as of the day and year first above written.

                                        TRANSMATION, INC.


                                        By: /s/ Cornelius J. Murphy
                                            ---------------------------
                                                 Cornelius J. Murphy
                                                 Lead Director


                                        /s/ Eric W. McInroy
                                        -------------------------------
                                        ERIC W. MCINROY

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